UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2017, Sun BioPharma, Inc. (the “Company”) entered into second amendments (collectively, the “Amendments”) to the previously disclosed employment agreements, as amended (the “Agreements”), with our Executive Chairman, Michael T. Cullen, M.D., M.B.A., our President and Chief Executive Officer, David B. Kaysen, and our Chief Financial Officer, Scott Kellen, each of whom is an executive officer of the Company (collectively, the “Executives”), and our Chief Medical Officer, Suzanne Gagnon, M.D. (together with the Executives, the “Employees”). Dr. Cullen, Mr. Kaysen and Dr. Gagnon are also current members of the Company’s Board of Directors.

For Dr. Cullen, Mr. Kaysen and Dr. Gagnon, the Amendments established new annual base salaries representing a 25% reduction from prior levels, each effective as of October 1, 2017. Mr. Kellen’s annual base salary remained unchanged. Each Amendment further discontinued the “accrued compensation” provision that was introduced with the prior amendments to the Agreements between the Company and each of the Employees dated as of September 12, 2016 (the “Prior Amendments”).

As a result of the Amendments, each of the Employees continues to be eligible to receive a cash payment in an amount equal to the amount that previously accumulated under the “accrued compensation” provision through September 30, 2017. The cash payment would become due upon a change of control (as defined in the Agreements) or the Company’s issuance of equity securities (including any securities that are convertible into or exercisable for equity securities) resulting in gross cash proceeds of $10,000,000 or more (a “Qualified Offering”). If neither a change of control nor a Qualified Offering occurs on or before June 30, 2018, then the right to cash payment will be forfeited. The potential cash payments for Dr. Cullen, Mr. Kaysen, Mr. Kellen, and Dr. Gagnon are $410,136; $201,599; $97,208; and $385,036, respectively.

If, on or before June 30, 2018, the Company closes an underwritten public offering of its securities that include shares of common stock (whether or not such offering is a Qualified Offering), then each of the Employees will, in lieu of cash payment, instead receive one or more equity awards under the Company’s 2016 Omnibus Equity Incentive plan (the “Plan”). The equity awards would be in the form of an option to purchase shares of common stock and a potential additional award of shares of common stock. Pursuant to the Amendments, each Employee has agreed to automatically waive their rights to the cash payment discussed above in exchange for the equity awards. The number of shares underlying the potential stock option will be determined at the time the Company closes an underwritten public offering and is to be based on the amount of each Employee’s potential cash payment amount (identified above) divided by the value of an option to purchase a single share of common stock determined using a Black-Scholes option valuation model. The exercise price for each option award will equal “fair market value” as of the grant date determined in accordance with the Plan. If the number of shares underlying the option award is limited by the Plan, then the remainder will be issued in the form of a stock award.

The descriptions in this report of the material terms and conditions of the foregoing compensatory arrangements with the Employees are qualified by the text of the Amendments, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, and each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement with Michael T. Cullen, effective as of October 1, 2017
10.2	Second Amendment to Employment Agreement with David B. Kaysen, effective as of October 1, 2017
10.3	Second Amendment to Employment Agreement with Scott Kellen, effective as of October 1, 2017
10.4	Second Amendment to Employment Agreement with Suzanne Gagnon, effective as of October 1, 2017

Cautionary Note Regarding Forward-Looking Statements

Statements pertaining to future events, including a potential offering of company securities and future equity awards, constitute “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact (including, but not limited to statements that contain words such as “future,” “may,” “potential” or “will”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, our need to obtain additional capital to support our business plan, which may not be available on acceptable terms or at all, risks inherent in the development and/or commercialization of potential products, uncertainty in the results or timing of clinical trials or regulatory approvals and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the Company and its business, particularly those disclosed from time to time in its filings with the Securities and Exchange Commission. Stockholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. The Company disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: October 13, 2017	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer